INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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MOOG, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENERAL
CERTAIN BENEFICIAL OWNERS
PROPOSAL 1 -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
COMPENSATION OF DIRECTORS
2010 DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
THE PROCESS FOR CHANGING OTHER EXECUTIVE BENEFITS
EXECUTIVE COMPENSATION COMMITTEE REPORT
2010 SUMMARY COMPENSATION TABLE
2010 GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END
2010 OPTION AND SAR EXERCISES AND STOCK VESTED
EQUITY COMPENSATION PLAN INFORMATION
PENSION BENEFITS
MOOG RETIREMENT PLAN
SUPPLEMENTAL RETIREMENT PLAN
2010 PENSION BENEFITS TABLE
2010 NON-QUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE
AUDIT COMMITTEE REPORT
AUDIT FEES AND PRE-APPROVAL POLICY
PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSALS OF SHAREHOLDERS FOR 2012 ANNUAL MEETING

MOOG INC., EAST AURORA, NEW YORK 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Moog Inc. will be held in the Auditorium of the Albright-Knox Art Gallery, 1285 Elmwood Avenue, Buffalo, New York, on Wednesday, January 12, 2011, at 9:15 a.m., for the following purposes:

1.  To elect FOUR directors of the Company, one of whom will be a Class A director elected by the holders of Class A shares to serve a three year term expiring in 2014, one of whom will be a Class A director elected by the holders of Class A shares to serve the remainder of a three year term expiring in 2013, and two of whom will be Class B directors elected by the holders of Class B shares to serve a three-year term expiring in 2014, or until the election and qualification of their successors.

2.  To consider and ratify the selection of Ernst & Young LLP, independent registered certified public accountants, as auditors of the Company for the 2011 fiscal year.

3.  To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on December 1, 2010 as the record date for determining which shareholders shall be entitled to notice of and to vote at such meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SHAREHOLDERS WHO WILL VOTE BY PROXY ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS AS DESCRIBED ON THE PROXY CARD. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of the Board of Directors

John B. Drenning, Secretary

Dated:	East Aurora, New York
December 15, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 12, 2011:

The enclosed proxy statement is available at http://www.moog.com/Home/Investors/Proxies and the enclosed 2010 Annual Report to Shareholders is available at http://www.moog.com/Home/Investors/Annual Report.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

TO BE HELD IN THE AUDITORIUM OF THE ALBRIGHT-KNOX ART GALLERY
1285 ELMWOOD AVENUE, BUFFALO, NEW YORK
ON JANUARY 12, 2011

This Proxy Statement is furnished to shareholders of record on December 1, 2010 by the Board of Directors of Moog Inc. (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders on Wednesday, January 12, 2011, at 9:15 a.m., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying proxy will be mailed to shareholders on or about December 15, 2010.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions thereon. Unless otherwise specified, the proxy will be deemed to confer authority to vote the shares represented by the proxy “FOR” Proposal 1, the election of directors and “FOR” Proposal 2, the ratification of Ernst & Young LLP as independent auditors for the 2011 fiscal year.

Any proxy given pursuant to this solicitation may be revoked by the person giving it insofar as it has not been exercised. Any revocation may be made in person at the meeting, or by submitting a proxy bearing a date subsequent to that on the proxy to be revoked, or by written notification to the Secretary of the Company.

GENERAL

The Board of Directors has fixed the close of business on December 1, 2010 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On December 1, 2010, the Company had outstanding and entitled to vote, a total of 41,310,242 shares of Class A common stock (“Class A shares”) and 4,488,325 shares of Class B common stock (“Class B shares”). Holders of a majority of each of the Class A and Class B shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting.

Holders of Class A shares are entitled to elect at least 25% of the Board of Directors, rounded up to the nearest whole number, so long as the number of outstanding Class A shares is at least 10% of the number of outstanding shares of both classes of common stock. Currently, the holders of Class A shares are entitled, as a class, to elect three directors of the Company, and the holders of the Class B shares are entitled, as a class, to elect the remaining seven directors. Other than on matters relating to the election of directors or as required by law, where the holders of Class A shares and Class B shares vote as separate classes, the record holder of each outstanding Class A share is entitled to a one-tenth vote per share, and the record holder of each outstanding Class B share is entitled to one vote per share on all matters to be brought before the meeting.

The Class A directors and the Class B directors will be elected by a plurality of the votes cast by the respective class. The ratification of the auditors and other matters submitted to the meeting that would not require a separate class vote by law may be adopted by a majority of the Class A and Class B votes cast in favor or against the proposal, a quorum of holders of 22,899,284 votes of Class A shares and Class B shares being present. Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder. A broker or nominee holding shares for a shareholder in “street name” may not vote on matters relating to the election of directors unless the broker or nominee receives specific voting instructions from the shareholder. As a result, absent specific instructions, brokers or nominees may not vote a shareholder’s shares on Proposal 1 and such shares will be considered “broker non-votes” for such proposal. Therefore, it is particularly important for shareholders holding shares in “street name” to instruct their brokers as to how they wish to vote their shares.

In accordance with New York law, abstentions and broker non-votes are not counted in determining the votes cast in favor or against in connection with the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 2011 fiscal year. Broker non-votes in connection with the election of one or more nominees for director will not be counted and will have no effect.

CERTAIN BENEFICIAL OWNERS

Security Ownership

The only persons known by the Company to own beneficially more than five percent of the Class A shares or Class B shares of the Company as of December 1, 2010 are set forth below.

	Class A		Class B
	Common Stock		Common Stock (1)
	Amount and		Amount and
	Nature of		Nature of
	Beneficial	Percent	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class	Ownership	of Class

Fidelity Management and Research	3,260,648	7.9	–0–	–0–
82 Devonshire Street
Boston, MA 02109
Cramer Rosenthal McGlynn, LLC	2,795,080	6.8	–0–	–0–
520 Madison Avenue
New York, NY 10022
Columbia Wanger Asset Management	2,364,300	5.7	–0–	–0–
227 W. Monroe Street
Chicago, IL 60606
BlackRock Inc.	2,054,930	5.0	–0–	–0–
40 East 52nd Street
New York, NY 10022
Moog Inc. Retirement Savings Plan (2)	831,564	2.0	1,954,424	43.5
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
All directors and officers as a group(3)	1,778,668	4.3	254,836	5.7
(See Proposal 1 — “Election of Directors”,
Particularly footnotes 7 and 17 to the table beginning on page 5)
Moog Family Agreement as to Voting (4)	148,809	0.4	201,023	4.5
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Inc. Employee Retirement Plan (5)	149,022	0.4	1,001,034	22.3
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052
Moog Stock Employee Compensation Trust (6)	–0–	–0–	389,650	8.7
c/o Moog Inc.
Jamison Rd.
East Aurora, NY 14052

(1)	Class B shares are convertible into Class A shares on a share-for-share basis.

(2)	These shares are allocated to individual participants under the Plan and are voted by JPMorgan Chase, New York, New York, the Trustee as of the record date, as directed by the participants to whom such shares are allocated. Any allocated shares as to which voting instructions are not received are voted by the Trustee as directed by the Plan’s Investment Committee. As of October 2, 2010, 11,294 of the allocated Class A shares and 61,324 of the allocated Class B shares were allocated to accounts of officers and are included in the share totals in the table on page 5 for all directors and officers as a group.

(3)	See the table and related footnotes appearing on pages 5-8 containing information concerning the shareholdings of directors and officers of the Company.

(4)	See “Moog Family Agreement as to Voting” for an explanation as to how the shares shown in the table as beneficially owned are voted. In addition to the shares listed, 122,625 Class A and 95,277 Class B shares owned by Richard A. Aubrecht which are included with “All directors and officers as a group” are also subject to the Moog Family Agreement as to Voting.

(5)	Shares held are voted by the Trustee, Manufacturers and Traders Trust Company, Buffalo, New York, as directed by the Moog Inc. Retirement Plan Committee.

(6)	The purpose of the Moog SECT is to acquire Class A shares and Class B shares that become available for subsequent use in the Moog Inc. Retirement Savings Plan or other Moog Inc. employee benefit plans. The Trust will terminate on the earlier of (a) the date the Trust no longer holds any assets or (b) a date specified in a written notice given by the Board of Directors to the Trustee. During the 2010 fiscal year, the Moog SECT purchased 26,316 Class B shares from, and sold 60,366 Class B shares to, the Moog Inc. Retirement Savings Plan.

The Trustee of the Moog SECT is G. Wayne Hawk, who resides at 380 Schultz Road, Elma, New York 14059. The Trustee’s powers and rights include, among others, the right to retain or sell SECT assets, borrow from the Company upon direction from an administrative committee and enter into related loan agreements, vote or give consent with respect to securities held by the Moog SECT in the Trustee’s sole discretion, employ accountants and advisors as may be reasonably necessary, to utilize a custodian to hold, but not manage or invest, assets held by the Moog SECT, and consult with legal counsel.

Moog Family Agreement as to Voting

The Moog Family Agreement as to Voting is an Agreement among certain relatives of the late Jane B. Moog and includes her son-in-law, Richard A. Aubrecht. The Agreement relates to 148,809 Class A shares and 201,023 Class B shares, owned of record or beneficially by members of the Moog family who are party to the Agreement, as well as 122,625 Class A shares and 95,277 Class B shares held by Richard A. Aubrecht. Those relatives who were a party to the Agreement granted an irrevocable proxy covering all or some of that party’s shares to a committee which is required to take all action necessary to cause all shares subject to the Agreement to be voted as may be determined by the vote of two-thirds of the committee members. The Agreement contains restrictions on the ability of any party to remove shares of stock from the provisions of the Agreement, to transfer shares or to convert Class B shares to Class A shares. The Agreement continues in force until December 31, 2015, and is automatically renewed thereafter from year to year unless any party to the Agreement gives notice of election to terminate the Agreement.

Section 16 Beneficial Ownership Reporting Compliance

During the 2010 fiscal year, the executive officers and directors of the Company timely filed with the Securities and Exchange Commission the required reports regarding their beneficial ownership of Company securities.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors is comprised of two classes of directors, Class A directors and Class B directors, elected by holders of Class A shares and holders of Class B shares, respectively. Within each class of directors there exist three subclasses, such that one of the three subclasses of that class of directors is elected annually to serve a three-year term. Four directors are to be elected at the meeting, of which two are to be Class A directors elected by the holders of the outstanding Class A shares, and two of whom are to be Class B directors elected by the holders of the outstanding Class B shares. One of the Class A nominees and both of the Class B nominees will be elected to hold office until 2014, or until the election and qualification of their successors. The other Class A nominee will be elected to hold office until 2013, or until the election and qualification of his successor, as a result of that nominee filling a vacancy on the Board. The persons named in the enclosed proxy will vote Class A shares for the election of the Class A nominees named on the next page, and Class B shares for the election of the Class B nominees named on the next page, unless the proxy directs otherwise. In the event any of the nominees should be unable to serve as a director, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not expected that any of the nominees will be unable to serve.

Nominees, Directors and Named Executives

Certain information regarding nominees for Class A and Class B directors, as well as those directors whose terms of office continue beyond the date of the 2011 Annual Meeting of Shareholders, and Named Executives, including their beneficial ownership of equity securities as of December 1, 2010, is set forth on the next page. Unless otherwise indicated, each person held various positions with the Company for the past five years and has sole voting and investment power with respect to the securities beneficially owned. Beneficial ownership includes securities which could be acquired pursuant to currently exercisable options or stock appreciation rights, or SARs, or options that become exercisable within 60 days of December 1, 2010.

The Company’s current Board members share certain characteristics and skills that are critical to effective board membership, including sound business judgment essential to intelligent and effective decision-making; experience at the policy-making level at a business, government or other relevant organization; relevant educational background; integrity and honesty and the ability to work collaboratively in an effective manner at the board level. Furthermore, board members have specific employment and leadership experiences, knowledge and skills that qualify them to serve on the Board, as are described in their biographies below.

All of the nominees have previously served as directors and have been elected as directors at prior annual meetings.

From January 13, 2010, the date of the Company’s most recent annual meeting of shareholders, and until May 31, 2010, our Board of Directors was comprised of eleven directors. On May 31, 2010, however, Robert R. Banta, a member of our Board and a Class A Director whose term expires in 2013, passed away. Mr. Banta had served as a director since 1991. On August 25, 2010, Albert F. Myers, formerly a Class B Director, was appointed to fill the vacancy left after Mr. Banta passed away. The Board of Directors previously voted to eliminate the resulting vacancy among the Class B Directors by reducing the size of the Board of Directors from eleven to ten directors.

The Board of Directors recommends a vote FOR the election as Directors the Nominees listed below.

			Shares of Common Stock
		First		Percent		Percent
		Elected		of		of
	Age	Director	Class A	Class	Class B	Class

Nominees for Class B Director — Term Expiring in 2014
Joe C. Green (1)	69	1986	121,649	*	5,384	*
Robert T. Brady (2)(3)	69	1984	370,474	*	75,492	1.7

Nominee for Class A Director — Term Expiring in 2014
Raymond W. Boushie (4)	70	2004	10,463	*	–0–	*

Nominee for Class A Director — Term Expiring in 2013
Albert F. Myers (5)	64	1997	32,006	*	–0–	*

Class B Directors — Continuing in Office
Term Expiring in 2013
Kraig M. Kayser (6)(7)	50	1998	30,603	*	–0–	*
Robert H. Maskrey (8)	69	1998	62,309	*	53,534	1.2

Term Expiring in 2012
Richard A. Aubrecht (9)(10)	66	1980	227,103	*	95,277	2.1
Peter J. Gundermann (11)	48	2009	1,125	*	–0–	*
John D. Hendrick (12)	72	1994	28,478	*	3,375	*

Class A Directors — Continuing in Office
Term Expiring in 2012
Brian J. Lipke (13)	59	2003	10,463	*	–0–	*

Named Executives
Stephen A. Huckvale (14)	61	n/a	178,832	*	–0–	*
Warren C. Johnson (15)	51	n/a	140,991	*	–0–	*
John R. Scannell (16)	47	n/a	76,649	*	846
All directors and officers as a group (twenty-two persons) (17)			1,778,668	4.3	254,836	5.7

*	Does not exceed one percent of class.

(1)	Mr. Green began his career at the Company in 1966. In 1973, Mr. Green was named Vice President — Human Resources, and elected Executive Vice President and Chief Administrative Officer in 1988. Before joining the Company, Mr. Green worked for General Motors Institute and served as a Captain in the U.S. Army. Mr. Green received his B.S. from Alfred University in 1962 and completed graduate study in Industrial Psychology at Heidelberg University in Germany. The Company believes Mr. Green’s extensive managerial experience and his in-depth understanding of the Company’s operations gained over 40 years as an employee of the Company make him highly qualified to serve as a Director. Mr. Green’s beneficial ownership of Class A shares includes 62,382 shares related to options and 18,792 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010, and includes 7,500 Class A shares pledged as collateral to secure personal indebtedness.

(2)	Mr. Brady has worked at the Company since 1966 in positions that have encompassed finance, production and operations management. In 1976, Mr. Brady was named Vice President and General Manager of the Aerospace Group. He was elected a director in 1984 and became President and CEO in 1988. In 1996, he was elected Chairman of the Board. Prior to joining Moog, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. from the Massachusetts Institute of Technology in 1962 and received his M.B.A. from Harvard Business School in 1966. The Company believes Mr. Brady has demonstrated his ability to lead and grow the Company over 40 years of increased managerial responsibility and long tenure as President and CEO. His in-depth knowledge of the Company’s operations, and the industries in which the Company operates, make Mr. Brady highly qualified to serve as a Director. Mr. Brady’s beneficial ownership of Class A shares includes 189,000 shares related to options and 24,750 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010, and includes 20,991 Class A and 16,542 Class B shares pledged as collateral to secure personal indebtedness.

(3)	Ann Brady, Mr. Brady’s spouse, owns 56,828 Class A shares and 25,747 Class B shares, which are not included in the number reported.

(4)	Mr. Boushie retired in 2005 as President of Crane Co.’s Aerospace & Electronics segment, a position he held since 1999. Previously he was President of Crane’s Hydro-Aire operation. Mr. Boushie has a B.A. from Colgate University, an Associate Metallurgy degree from Reynolds Metals Co., and has completed graduate work at the University of Michigan and the Wharton School of Finance at the University of Pennsylvania. The Company believes Mr. Boushie’s in-depth understanding of the aerospace industry, evidenced by his past service as President of Crane Co.’s Aerospace & Electronics segment, and his understanding of the preparation and analysis of financial statements, make him highly qualified to serve as a Director. Mr. Boushie’s beneficial ownership of Class A shares includes 4,614 shares related to options and 2,625 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(5)	Mr. Myers has been nominated for election to fill the remainder of the term of the Class A director office expiring in 2013 to which he was appointed by the Board following the vacancy created by the death of Mr. Robert R. Banta. Mr. Myers retired in 2006 as Corporate Vice President of Strategy and Technology for Northrop Grumman Corporation. Formerly Vice President and Treasurer, Mr. Myers joined Northrop in 1981. He received his B.S. and M.S. degrees in Mechanical Engineering from the University of Idaho and a M.S. degree from the Alfred P. Sloan School at the Massachusetts Institute of Technology. The Company believes Mr. Myers’ in-depth understanding of the aerospace industry, tenure at Northrop Grumman Corporation and his understanding of the preparation and analysis of financial statements make him highly qualified to serve as a Director. Mr. Myer’s beneficial ownership of Class A shares includes 22,633 shares related to options and 2,625 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(6)	Mr. Kayser is President and Chief Executive Officer of Seneca Foods Corporation headquartered in Pittsford, NY, with annual revenues of over $1.3 billion. Prior to his promotion in 1993, Mr. Kayser was Seneca Food’s CFO. He received a B.A. from Hamilton College and an M.B.A. from Cornell University. The Company believes Mr. Kayser’s financial and business expertise, including an in-depth understanding of the preparation and analysis of financial statements, and experience as President of a large publicly traded corporation, make him highly qualified to serve as a Director. Mr. Kayser’s beneficial ownership of Class A shares includes 20,893 shares related to options and 2,625 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(7)	Does not include 152,000 Class A shares and 80,000 Class B shares held in a Seneca Foods Corporation pension plan for which Mr. Kayser is one of three trustees as well as one of a number of beneficiaries. Also not included are 19,237 Class A shares owned by the Seneca Foods Foundation, of which Mr. Kayser is a director.

(8)	Mr. Maskrey joined the Company in 1964, retiring on October 1, 2005. He served in a variety of engineering capacities and in 1985 became General Manager of the Aircraft Controls Division and, concurrently, a Vice President of the Company. In 1999, he was elected an Executive Vice President and Chief Operating Officer, the position he held at retirement. Mr. Maskrey received his B.S. and M.S. in Mechanical Engineering from the Massachusetts Institute of Technology. The Company believes Mr. Maskrey’s extensive managerial experience in various capacities at both the officer and director level, coupled with his in-depth understanding of the Company’s business segments, make him highly qualified to serve as a Director. Mr. Maskrey’s beneficial ownership of Class A shares includes 4,614 shares related to options and 2,625 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(9)	Dr. Aubrecht began his career with the Company in 1969, working in various engineering capacities, going on to serve as Administrative Vice President and Secretary, Chairman of the Board, and in 1996 as Vice Chairman of the Board and Vice President of Strategy and Technology. Dr. Aubrecht

studied at the Sibley School of Mechanical Engineering at Cornell University where he received his B.S., M.S. and Ph.D. degrees. The Company believes Dr. Aubrecht’s extensive technical, management and operating experience gained through his many years of service to the Company make him highly qualified to serve as a Director. Dr. Aubrecht’s beneficial ownership of Class A shares includes 85,686 shares related to options and 18,792 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(10)	Nancy Aubrecht, Dr. Aubrecht’s spouse, is the beneficial owner of 43,077 Class A shares and 3,708 Class B shares which are not included in the numbers reported.

(11)	Mr. Gundermann is President and Chief Executive Officer of Astronics Corporation, a publicly traded aerospace and defense company, a position he has held since 2003. Mr. Gundermann has been a director of Astronics since 2000 and has been with Astronics since 1988. Astronics is headquartered in East Aurora, NY, with annual revenues of over $190 million. He received a B.A. in Applied Mathematics and Economics from Brown University and an M.B.A. from Duke University. The Company believes Mr. Gundermann’s in-depth understanding of the aerospace and defense industry and his significant high level management experience as President and Chief Executive Officer of Astronics Corporation, make him highly qualified to serve as a Director. Mr. Gundermann’s beneficial ownership of Class A shares includes 1,125 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(12)	Mr. Hendrick retired in 2001 as Chairman and President of Okuma America, Inc. Mr. Hendrick became President of Okuma America, Inc. in 1989. He received a B.S.M.E. from the University of Pittsburgh and a M.S. from Carnegie Mellon University. The Company believes Mr. Hendrick’s extensive financial knowledge, understanding of the preparation and analysis of financial statements, industry knowledge of several of the Company’s business segments and high-level management experience as Chairman and President of Okuma America, Inc. make him highly qualified to serve as a Director. Mr. Hendrick’s beneficial ownership of Class A shares includes 7,838 shares related to options and 2,625 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(13)	Mr. Lipke is the Chairman of the Board and Chief Executive Officer of Gibraltar Industries, Inc., headquartered in Buffalo, NY, with annual revenues of approximately $850 million. Mr. Lipke started his career with Gibraltar in 1972, became President in 1987 and Chairman of the Board in 1999. Mr. Lipke attended the SUNY College of Technology at Alfred and the University of Akron. The Company believes Mr. Lipke’s extensive managerial experience at both the officer and director level, reflected by his current tenure as Chairman of the Board and Chief Executive Officer of Gibraltar Industries, Inc., make him highly qualified to serve as a Director. Mr. Lipke’s beneficial ownership of Class A shares includes 7,838 shares related to options and 2,625 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(14)	Dr. Huckvale began his career with the Company in 1980. From 1980 to 1986, Dr. Huckvale served as Engineering Manager of Moog Controls Ltd. In 1986, Dr. Huckvale was named General Manager of the Pacific Group. In 1990, Dr. Huckvale was elected a Vice President of Moog, and in 1995, was named head of the Moog International Group. Prior to joining the Company, Dr. Huckvale worked for Plessy Hydraulics and the Atkins Research and Development Center. Dr. Huckvale received his Ph.D in Mechanical Engineering from the University of Bath in England. Dr. Huckvale’s beneficial ownership of Class A shares includes 123,202 shares related to options and 35,875 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(15)	Mr. Johnson joined the Company in 1983, and was named Chief Engineer of the Aircraft Controls Division in 1991, became General Manager of the Aircraft Group in 1999 and a Vice President in 2000. Mr. Johnson holds B.S. and M.S. degrees in Mechanical Engineering from The Ohio State University, and in 2004 completed a Sloan Fellows M.B.A. at the Massachusetts Institute of Technology. Mr. Johnson’s beneficial ownership of Class A shares includes 73,332 shares related to options and 18,792 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(16)	Mr. Scannell joined Moog in 1990 as an Engineering Manager of Moog Ireland and later moved to Germany to become Operations Manager of Moog GmbH. In 1999, he became the General Manager of Moog Ireland, and in 2003 moved to the Aircraft Group in East Aurora, NY as the Boeing 787 Program Manager. He was named Director of Contracts and Pricing in 2005. Mr. Scannell was elected Vice President of the Company in 2005 and Chief Financial Officer in 2007, a position he held until December 2, 2010, at which time he was appointed President and Chief Operating Officer. In addition to an M.B.A. from Harvard Business School, Mr. Scannell holds B.S. and M.S. degrees in Electrical Engineering from University College Cork, Ireland. Mr. Scannell’s beneficial ownership of Class A shares includes 47,732 shares related to options and 18,792 shares related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010.

(17)	Does not include shares held by spouses, or as custodian or trustee for minors, as to which beneficial interest has been disclaimed, or shares held under the “Moog Family Agreement as to Voting” described on page 3. Includes 957,261 Class A shares related to options and 270,087 related to SARs currently exercisable or which become exercisable within 60 days of December 1, 2010. Officers and directors of the Company have entered into an agreement among themselves and with the Moog Inc. Retirement Savings Plan (the “RSP”), the Moog Inc. Employees’ Retirement Plan and the Company, which provides that prior to selling Class B shares obtained through exercise of a non-statutory option, the non-selling officers and directors, the RSP, the Employees’ Retirement Plan and the Company have an option to purchase the shares being sold.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.

Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.moog.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

Business Ethics Code of Conduct

We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Statement of Business Ethics is available on our website at www.moog.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Statement of Business Ethics from our Investor Relations department by contacting them by telephone at (716) 687-4225 or by e-mail to investorrelations@moog.com.

Communications with Directors

The Board of Directors has provided a process by which shareholders or other interested parties can communicate with the Board of Directors or with the non-management directors as a group. All such questions or inquiries should be directed to the Secretary of the Company, John B. Drenning, c/o Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Suite 100, Buffalo, New York 14202. Mr. Drenning will review and communicate pertinent inquiries to the Board or, if requested, the non-management directors as a group.

Leadership Structure

The Chairman of the Board and Chief Executive Officer positions are held by Robert T. Brady. The Board believes at this time it is in the best interests of the Company and its shareholders for one person to serve as Chairman of the Board and Chief Executive Officer and recognizes that there may be circumstances in the future that would lead to the separation of these offices. The Company believes this leadership structure is the most appropriate for it because Mr. Brady is able to employ the experience and perspective gained in running the Company as Chief Executive Officer for the past 22 years to guide the Board effectively and efficiently in managing the property, affairs and business of the Company.

Mr. Brady fulfills his responsibilities in chairing the Board through close interaction with the Presiding Director. Each executive session of non-management directors has a Presiding Director, who acts as chairperson for the executive session, rotated from the chairpersons of the Executive Compensation and Nominating and Governance Committees. This Board leadership structure works effectively for the Company as demonstrated by the Company’s growth and performance.

Board Role in Risk Oversight

The Board is responsible for consideration and oversight of the risks facing the Company. The Board manages this oversight directly and through standing committees of the Board. The Board is kept informed by various reports provided to it on a regular basis, including reports made at the Board and Committee meetings by management. The Audit Committee performs a central oversight role with respect to financial and compliance risks, and the Audit Committee regularly reports to the full Board at meetings of the Board. The Executive Compensation Committee reviews and discusses with management the impact of the

Company’s compensation policies and practices on risk taking within the Company. The Committee roles are discussed in more detail later in this proxy statement.

Director Independence

Under the independence standards set forth at 303A.02(b) of the New York Stock Exchange Listed Company Manual, the Board of Directors has affirmatively determined that the non-management directors consisting of Messrs. Raymond W. Boushie, John D. Hendrick, Kraig H. Kayser, Brian J. Lipke, Robert H. Maskrey and Albert F. Myers are independent and Peter J. Gundermann, also a non-management director, is not independent. Under these standards, the Board has also determined that all Board standing committees, other than the Executive Committee, are composed entirely of independent directors. In connection with determining that Mr. Maskrey is independent, the Board of Directors considered Mr. Maskrey’s consulting arrangement with the Company.

Executive Sessions

The Company’s corporate governance guidelines provide that the non-management directors meet without management at regularly scheduled executive sessions. Generally, these sessions take place prior to, or following, regularly scheduled Board meetings. Each executive session has a Presiding Director, who acts as chairperson for the executive session. The chairpersons of the Executive Compensation and Nominating and Governance Committees rotate as Presiding Director at these executive sessions.

The Audit Committee meets with the Company’s independent auditors in regularly scheduled executive sessions, with the Audit Committee chairperson presiding over such sessions.

Board of Directors and Committee Meetings

During the 2010 fiscal year, the Board of Directors held five meetings. The following are the standing committees of the Board of Directors and the number of meetings each committee held during the 2010 fiscal year:

	Number of
Committees	Meetings	Members

Audit	7	Messrs. Kayser, Boushie, Hendrick and Myers
Executive	0	Messrs. Aubrecht, Brady and Green
Executive Compensation	1	Messrs. Hendrick, Boushie, Lipke and Myers
Stock Option	1	Messrs. Myers, Boushie, Hendrick and Lipke
Nominating and Governance	2	Messrs. Lipke, Maskrey, Hendrick, Kayser and Myers

For various reasons Board members may not be able to attend a Board meeting. All Board members are provided information related to each of the agenda items before each meeting, and, therefore, can provide counsel outside the confines of regularly scheduled meetings. It is the Company’s policy that, to the extent reasonably practicable, Board members are expected to attend shareholder meetings. All of the directors attended the 2010 Annual Shareholders Meeting.

Related Party Transactions

We use a combination of Company policies and established review procedures, including adherence to New York Stock Exchange Listing standards, to ensure related party transactions are reviewed, approved and ratified, as appropriate. We do not maintain these policies and procedures under a single written policy.

The Corporate Governance and Nominating Committee is responsible for developing, recommending and reviewing annually the Board of Directors Corporate Governance Guidelines to comply with state and federal laws and regulations, and with New York Stock Exchange Listing Standards. The Board of Directors is further required to meet the independence standards set forth in the New York Stock Exchange

Listed Company Manual. The Audit Committee is responsible for the review, approval or ratification of any related party transactions as noted in the “Compliance Oversight Responsibilities” section of the Charter of the Audit Committee of the Board of Directors. Our Statement of Business Ethics, which applies to all directors, officers and employees, provides guidance on matters such as conflicts of interest and procurement integrity, among others.

We require that each director and officer complete a questionnaire annually. The questionnaire requires positive written affirmation regarding related party transactions that may constitute a conflict of interest, including: any transaction or proposed transaction in excess of $120,000 involving the director or officer or an immediate family member and the Company, a subsidiary or any pension or retirement savings plan; any indebtedness to the Company; dealings with competitors, suppliers or customers; any interest in real or personal property in which the corporation also has an interest; and the potential sale of any real or personal property or business venture or opportunity that will be presented to the Company for consideration. We review each questionnaire to identify any transactions or relationships that may constitute a conflict of interest, require disclosure, or affect an independence determination. Any such transactions with the directors, officers, their immediate family members or any 5% shareholder are reviewed by the Audit Committee, and when necessary, the full Board of Directors. These reviews are intended to ensure any such transactions are conducted on terms as fair as if they were on an arm’s length basis and do not conflict with the director’s or officer’s responsibilities to the Company.

For situations in which it is either clear that a conflict of interest exists or there is a potential conflict of interest, the related director and/or officer is obligated to recuse himself from any discussion on the business arrangement. That director and/or officer does not participate in approving or not approving the related transaction. The remaining members of the Board of Directors make those determinations.

The Audit Committee and Board of Directors review transactions involving directors and/or officers that either clearly represent or may represent a conflict of interest. They determine whether these transactions are on terms as fair as if the transactions were on an arm’s length basis. In situations in which the Audit Committee or Board of Directors determine that a transaction is not on terms as fair as if it were on an arm’s length basis, the transaction would be modified such that the transaction were as fair as if it were on an arm’s length basis. The Audit Committee and Board of Directors place significant reliance on their collective business judgment, experience and expertise in their review and deliberations.

Situations involving related party conflicts of interest have been rare in recent years, and there were no transactions required to be reported under Item 404(a) that were not required to be reviewed or where the Company’s policies and procedures for review were not followed in the 2010 fiscal year.

Other Directorships

Current directors and director nominees of the Company are presently serving or have served at any time during the past five years on the following boards of directors of other publicly traded companies:

Name of Director	Company

Robert T. Brady	M&T Bank Corporation; Seneca Foods Corporation; Astronics Corporation; National Fuel Gas Company
Raymond W. Boushie	Astronics Corporation
Peter J. Gundermann	Astronics Corporation
Kraig H. Kayser	Seneca Foods Corporation
Brian J. Lipke	Gibraltar Industries, Inc.

Website Access to Information

The Company’s internet address is www.moog.com. The Company has posted to the investor information portion of its website its Corporate Governance Guidelines, Board committee charters (including the charters of its Audit, Executive Compensation and Nominating and Governance Committees) and Statement of Business Ethics. This information is available in print to any shareholder upon request. All requests for these documents should be made to the Company’s Investor Relations department by calling (716) 687-4225 or by email to investorrelations@moog.com.

Nominating and Governance Committee

The Nominating and Governance Committee is composed solely of independent directors. The Committee participates in the search for qualified directors. At a minimum, qualifications must include relevant experience in the operation of public companies, education and skills, and a high level of integrity. The candidate must be willing and available to serve and should represent the interests of all shareholders and not of any special interest group. After conducting an initial evaluation of a candidate, the Committee will interview that candidate if it believes the candidate might be suitable to be a director and may also ask the candidate to meet with other directors and management. If the Committee believes a candidate would be a valuable addition to the Board of Directors, it will recommend to the full board that candidate’s election.

The Nominating and Governance Committee does not have a formal written policy with regard to considering diversity in identifying nominees for directors, but when considering director candidates it seeks individuals with backgrounds and skills that, when combined with those of the Company’s other directors, bring a broad range of complementary skills, expertise, industry and regulatory knowledge, and diversity of perspectives to build a capable, responsive and effective Board. Diversity considerations for a director nominee may vary at any time according to the particular area of expertise being sought to complement the existing Board composition.

A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the procedures outlined in the Company’s by-laws. In making a nomination, shareholders should take into consideration the criteria set forth above and in the Company’s Corporate Governance Guidelines. The Board of Directors has adopted a written charter for the Nominating and Governance Committee. A copy of the charter is available on the Company’s website. The Committee met on December 1, 2010 and nominated Messrs. Brady, Myers, Green and Boushie for election at the 2011 Annual Meeting.

Nominating and Governance Committee Members:	Brian J. Lipke, Chair	Kraig H. Kayser
	Robert H. Maskrey	Albert F. Myers
John D. Hendrick

Audit Committee

The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (the disclosures in the Company’s annual and quarterly reports under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), critical accounting policies and practices used by the Company, the Company’s internal control over financial reporting, and the Company’s major financial risk exposures. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is available on the Company’s website.

All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has determined all Audit Committee members are Audit Committee financial experts under the rules of the Securities and Exchange Commission. The Audit Committee held seven meetings in the 2010 fiscal year, in person and by telephone conference. The Audit Committee met with the Company’s internal auditors and on a regular basis met separately with the independent auditors and management.

Audit Committee Members:	Kraig H. Kayser, Chair	John D. Hendrick
	Raymond W. Boushie	Albert F. Myers

Stock Option Committee

The Stock Option Committee is responsible for approving stock incentive awards to executive officers and key employees. The Stock Option Committee reviews management recommendations regarding awards to both executive officers and key employees, evaluating such potential awards in relation to overall compensation levels. The Stock Option Committee also reviews such awards with consideration for the potential dilution to shareholders, and limits stock awards such that the potential dilutive effect is within normally accepted practice. With regard to option and stock appreciation rights grants to directors, such grants are approved by the full Board of Directors.

Stock Option Committee Members:	Albert F. Myers, Chair	John D. Hendrick
	Raymond W. Boushie	Brian J. Lipke

Executive Compensation Committee

The Executive Compensation Committee is responsible for discharging the Board of Directors’ duties relating to executive compensation. The Committee makes all decisions regarding the compensation of the executive officers. In addition, the Committee is responsible for administering the Company’s executive compensation program. The Committee reviews both short-term and long-term corporate goals and objectives with respect to the compensation of the CEO and the other executive officers. The Committee also reviews and discusses with management the impact of Moog’s compensation policies and practices on risk taking within the Company. The Committee evaluates at least once a year the performance of the chief executive officer and other executive officers in light of these goals and objectives and, based on these evaluations, approves the compensation of the CEO and the other executive officers. The Committee also reviews and recommends to the Board incentive-compensation plans that are subject to the Board’s approval. All of the Compensation Committee members meet the independence requirements of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Executive Compensation Committee. A copy of the charter is available on the Company’s website. The Committee held one meeting in the 2010 fiscal year.

During the 2010 fiscal year, the Executive Compensation Committee utilized data provided by Hay Group, an independent professional compensation consulting firm, to assist and guide the Committee. The Hay Group data was used to compare Moog’s executive compensation program with current industry trends, and individual officer compensation levels based on peer groups. Hay Group survey results were used to establish the compensation level of our CEO. Our CEO makes recommendations to the Committee regarding the compensation levels of other executive officers. Moog used Hay Group for compensation consultation services, which are provided independently of the services to the Executive Compensation Committee. The amount of fees for these additional services performed by Hay Group was less than $120,000 for the 2010 fiscal year. The decision to retain the Hay Group to provide those additional services was made by management.

Additional information regarding the Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading “Compensation Discussion and Analysis.”

Executive Compensation Committee Members:	John D. Hendrick, Chair	Brian J. Lipke
	Raymond W. Boushie	Albert F. Myers

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee was an officer or employee of Moog during the last fiscal year, was formerly an officer of Moog, or has any relationships with Moog requiring disclosure under any paragraph of item 404 of Regulation S-K. Since the beginning of the last fiscal year, no executive officer of Moog has served on the compensation committee of any company that employs a director of Moog. Robert T. Brady, our CEO, served on the compensation committee of Astronics Corporation, which employs Peter Gundermann as CEO. Mr. Brady resigned from the Astronics compensation committee on December 8, 2008.

COMPENSATION OF DIRECTORS

Non-employee directors are paid $5,000 per quarter and reimbursed for expenses incurred in attending Board and Committee meetings. The aggregate remuneration for attending Board and Committee meetings, excluding out-of-pocket expenses and SAR awards, for all non-management directors was $155,000 for the 2010 fiscal year.

The 2008 Stock Appreciation Rights Plan provides that appreciation rights in a certain number of underlying shares may be granted to non-employee directors. During the 2010 fiscal year, Messrs. Banta, Boushie, Gundermann, Hendrick, Kayser, Lipke, Maskrey and Myers each were granted 1,125 SARs to purchase Class A shares at an exercise price per share equal to the fair market value of a Class A share on the date of grant. The Company’s 1998 and 2003 Stock Option Plans provide that options to purchase Class A shares may be granted to non-employee directors. There were no options granted to directors in the 2010 fiscal year.

2010 DIRECTOR COMPENSATION

		SAR &
	Fees Earned or	Option	All Other
Name	Paid in Cash	Awards (1)	Compensation	Total

Robert R. Banta	$15,000	$9,641	—	$24,641
Raymond W. Boushie	$20,000	$9,641	—	$29,641
Peter J. Gundermann	$20,000	$13,061	—	$33,061
John D. Hendrick	$20,000	$9,641	—	$29,641
Kraig H. Kayser	$20,000	$13,061	—	$33,061
Brian J. Lipke	$20,000	$13,061	—	$33,061
Robert H. Maskrey (2)	$20,000	$9,641	$81,780	$111,421
Albert F. Myers	$20,000	$9,641	—	$29,641

(1)	This column shows the aggregate grant date fair value of SAR and option awards computed in accordance with FASB ASC Topic 718 granted in the 2010 fiscal year. The amounts do not reflect the actual amounts that may be realized by directors. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the 2010 fiscal year.

(2)	Mr. Maskrey has a one-year renewable consulting services arrangement with the Company for a base amount of $6,815 monthly, subject to adjustment based upon the level of consulting services provided. The consulting services arrangement was reviewed and approved by the Executive Compensation Committee and the Board.

The following table shows the number of stock appreciation rights relating to Class A shares granted to each non-employee director during the 2010 fiscal year.

		Number of Shares	Closing Price
	Grant	Under SAR	on Grant
Name	Date	Award	Date

Robert R. Banta	12/01/2009	1,125	$26.66
Raymond W. Boushie	12/01/2009	1,125	$26.66
Peter J. Gundermann	12/01/2009	1,125	$26.66
John D. Hendrick	12/01/2009	1,125	$26.66
Kraig H. Kayser	12/01/2009	1,125	$26.66
Brian J. Lipke	12/01/2009	1,125	$26.66
Robert H. Maskrey	12/01/2009	1,125	$26.66
Albert F. Myers	12/01/2009	1,125	$26.66

The aggregate number of SARs and options on Class A shares held by each non-employee director as of October 2, 2010 was as follows:

	SARs on Moog	Options on Moog
Name	Class A Shares	Class A Shares

Raymond W. Boushie	2,625	4,614
Peter J. Gundermann	1,125	—
John D. Hendrick	2,625	7,838
Kraig H. Kayser	2,625	22,580
Brian J. Lipke	2,625	7,838
Robert H. Maskrey	2,625	4,614
Albert F. Myers	2,625	24,320

Expense Reimbursement

Non-employee directors are reimbursed for travel and other expenses in the performance of their duties.

Indemnification Agreements

Moog has indemnification agreements with our directors. These agreements provide that directors are covered under our directors and officers liability insurance, indemnify directors to the extent permitted by law and advance to directors funds to cover expenses subject to reimbursement if it is later determined indemnification is not permitted.

Deferred Compensation Plan

This plan allows non-employee directors to defer all or part of the director’s cash fees. Directors deferring cash fees must make elections to defer fees for a calendar year by the end of the preceding calendar year, with new directors having 30 days to make such an election. Directors deferring cash fees accrue interest monthly at the average of the six month Treasury bill rate. Currently, four directors participate in this plan. The table below shows the amounts deferred for the 2010 fiscal year.

	2010 Fees	Payment of Deferred
Name	Percent Deferred	Fees from Prior Years

Robert R. Banta	0%	$—
Raymond W. Boushie	0%	$—
Peter J. Gundermann	0%	$—
John D. Hendrick	100%	$—
Kraig H. Kayser	100%	$—
Brian J. Lipke	100%	$—
Robert H. Maskrey	0%	$—
Albert F. Myers	100%	$—

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of the Company’s Compensation Program

The objectives of the Company’s executive compensation program are to:

(1) Provide a compensation package that will attract, retain, motivate and reward superior executives who must operate in a highly competitive and technologically challenging environment.

(2) Relate annual changes in executive compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the executives’ financial interests with increased shareholder value.

(3) Achieve fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration.

The Company’s executive compensation program is designed to balance competing interests. On the one hand, we recognize that near-term shareholder value can be created by the achievement of near-term results. Recognizing this reality, annual salary increases and cash bonuses are tied to annual earnings per share performance. On the other hand, the Company’s business, particularly in aerospace and defense, requires that executives make decisions and commitments whose benefits, in financial terms, take years to develop. The Company’s executive stock incentive program is intended to reward long-term success and to align executives’ financial interests with those of long-term shareholders.

Looking across the spectrum of U.S. public companies, it’s evident there are a variety of approaches to executive compensation, each of which can be successful under the right set of circumstances. The Company has used its current approach since Mr. Brady became CEO in 1988. Restructuring charges detracted from the Company’s financial performance in the early 1990’s and the global recession negatively impacted performance during the 2009 fiscal year. However, from 1995 the Company has consistently increased earnings per share in all but fiscal 2009, and in 14 of the last 16 years, the Company has achieved year-over-year earnings per share increases of 10% or more. Since 1998, compound annual growth in earnings per share has been approximately 11%. In turn, our Class A share price has increased from $2.30 at the beginning of the 1995 fiscal year to $35.40 by the end of the 2010 fiscal year. The Company believes the effectiveness of its relatively simple, straightforward approach to executive compensation has been evidenced by this superior performance record, and, in turn, the superior performance of our stock.

Elements of the Executive Compensation Program

Salaries

The Company uses the Hay Job Evaluation System for professional employees, including its named executive officers. The Hay methodology is an analytical, factor-based scheme that measures the relative size of jobs in the form of points within an organization. Base salaries are determined on an annual basis with reference to salary range data provided by the Hay Group.

Management Profit Share

The Company’s senior leadership, both managerial and technical, numbers about 400 persons. This entire group participates in a discretionary profit sharing program in which the payout each year is a function of the year-over-year growth rate in the Company’s earnings per share.

The Company uses this single metric to underscore the importance of collaboration at all levels of leadership. The Company supplies products to a diverse array of customers in a variety of markets. The common thread is that the technology used in high-performance motion control and fluid flow systems and our key technical resources are transportable from one segment to another in response to fluctuating customer demands. Having our senior leadership focus on “what’s good for the Company” has been an important factor in the Company’s consistent performance.

Stock Options

Over the Company’s history, stock option awards have been a consistent element of executive compensation. The 1998 Stock Option Plan covers the award of options on 2,025,000 shares of Class A shares and terminated in December 2007. The 2003 Stock Option Plan covers an additional 1,350,000 Class A shares and will terminate in 2012. In the interest of maintaining alignment between management and shareholders interests, the 2003 plan imposes a three-year holding period on option shares unless previously owned stock is used in payment of the option exercise price. All stock option awards are priced at the market-closing price on the day the Stock Option Committee approves the option awards.

Stock options issued to executive officers are intended to be incentive stock options (ISO’s), and those issued to directors, as non-employees, are non-qualified stock options. Stock options issued to executive officers and directors cannot be exercised until at least one year after the option grant. Each executive officer option grant contains a vesting schedule, with the vesting schedule constructed to maintain the treatment of the options as ISO’s. However, in certain cases options granted to executive officers will be treated as non-qualified due to IRS limitations. Stock options issued to directors do not have a vesting schedule and can be exercised at any time starting one year after the option grant.

Stock options were generally granted once a year through the 2008 fiscal year. The options were priced at the New York Stock Exchange closing price on the day the Board approves the option grants. It is Company policy not to re-price option grants. Almost all of the shares authorized in the 1998 and 2003 Plans have been granted as options.

Stock Appreciation Rights

The shareholders of the Company, on January 9, 2008, approved the Moog Inc. 2008 Stock Appreciation Rights Plan (the “Plan”) providing for the award of stock appreciation rights (“SARs”). SARs confer a benefit based on appreciation in value of the Company’s Class A shares, and are payable in the form of Class A shares, to non-employee directors, officers and employees of the Company and its subsidiaries. The SAR Plan, which will terminate on January 9, 2018, covers the award of a total of 2,000,000 SARs.

The purpose of the SARs Plan is to promote the long term success of the Company and to create shareholder value by (a) encouraging non-employee directors, officers and employees performing service for the Company to focus on critical long-range objectives, (b) encouraging the attraction and retention of eligible participants with exceptional qualifications, and (c) linking participants directly to stockholder interests through ownership of the Company. The Plan seeks to achieve this purpose by providing for awards in the form of SARs that derive value only from the appreciation in price of the Company’s stock and that are payable in shares of Company stock.

Retirement Programs

The Company’s U.S. based named executive officers participate in a defined benefit retirement plan covering Moog’s U.S. based employees. The Company believes that a key element in attracting and retaining employees at all levels of the organization includes a retirement plan. The Company has long provided a defined benefit plan, and new U.S. employees hired after January 1, 2008 will be covered under a defined contribution plan. The benefit accrual available to U.S. based executive officers under the qualified defined benefit plan is limited to $245,000 in base compensation. The Company maintains a Supplemental Executive Retirement Plan (“SERP”) for its executive officers to bridge the gap between legally mandated limits on qualified pension plan benefits and the retirement benefits offered at comparable public companies. While the Company formally funds the qualified defined benefit plan, the SERP is not formally funded.

The value of pension benefits for each named executive officer can be found in the table on page 29.

Medical Coverage

The Company’s named executive officers participate in the same health insurance programs available to all employees. In addition, our executive officers have coverage under an enhanced medical insurance policy that covers all unpaid healthcare expenses up to a limit of $25,000 per year. This enhanced coverage plan was established many years ago in accordance with then industry practice for senior executives. We believe that conforming in this way to industry standards is an aid in executive retention.

Vacation, Disability and Group Life Insurance

Named executive officers participate in the same vacation, disability and life insurance programs as all other Moog employees. Life insurance coverage for employees is based upon a multiple of salary, with the multiple for named executive officers’ generally two times annual salary.

The Company’s primary U.S. vacation plan provides an annual basic benefit of three weeks once an employee has reached five years of service. In addition, our plan has a unique feature. Beginning on the tenth anniversary of employment, in addition to the standard three weeks vacation, each employee is awarded an additional seven weeks of vacation. This award occurs again every five years. This plan was created by our founder, Bill Moog, with the idea that every few years each employee might have the opportunity for a brief sabbatical. This feature serves to attract and retain key talent. The unused vacation accumulates annually. Under certain circumstances, such as when employees have a significant personal need such as major home repairs, high medical costs, college tuition bills for their children, among others, employees can exchange unused vacation for cash. The payment of cash in lieu of vacation is subject to management approval, with the employee needing to demonstrate financial need. As a practical matter, many long-term employees retire with a substantial amount of unused vacation which is then paid in cash.

Termination Benefits

Named executive officers and other members of executive management are provided Termination Benefit Agreements that are triggered under certain circumstances, including a change in control. Under these agreements, executive officers receive salary continuance for up to three years based upon length of service, management profit share on a prorated basis in the year of termination, medical coverage, life and disability benefits and club dues for one year. These agreements are designed to retain executives and provide continuity of management in the event of a change in control. The Company believes that these severance and change in control benefits are required to attract and retain executive talent in a marketplace where such benefits are commonly offered. Further information can be found under the heading Potential Payments Upon Termination or Change in Control section on pages 31-33.

Other Benefits

The Company reimburses fees for membership in certain private clubs so that the Company’s executives have these facilities available for entertaining customers, conducting Company business and fulfilling community responsibilities.

THE PROCESS FOR DETERMINATION OF COMPENSATION

The Executive Compensation Committee of the Board is composed solely of independent, non-employee directors. The Committee meets in executive session to determine CEO compensation, and has final approval on all elements of key executive compensation including salaries, profit sharing and other benefit programs.

The Hay Group Job Evaluation system is used to develop ratings for each senior executive position. Each year the committee is provided data from Hay Group that relates existing pay levels to the Hay numerical ratings. These data provide a salary range mid-point for each job rating with a minimum and maximum for the salary range which is ± 30% from the mid-point. In order to recommend the salary ranges Hay Group makes comparisons to two groups of companies. The first is their entire database of industrial companies. The second comparison is a group of fifteen companies whose businesses are similar to Moog’s and whose revenues are reasonably comparable. For the 2010 fiscal year this group consisted of Rockwell Collins, Alliant Techsystems, Curtiss-Wright, BE Aerospace, Esterline, the Triumph Group, Woodward Governor, Hexcel, Kaman, Orbital Sciences, AAR, Teledyne, Spirit Aerosystems, Cubic, and Precision Castparts.

The process for setting annual base salaries is one wherein the CEO makes recommendations and the Committee approves or adjusts those recommendations for a final determination. As part of this process, the CEO prepares a performance appraisal for each executive officer which is reviewed in some detail by the Committee. These performance appraisals take into consideration: 1) the outcomes achieved by the unit or function for which the officer is responsible, 2) the conduct and contribution of the officer in achieving those results, 3) the support provided by the officer and the organization he manages in achieving overall Company results, and 4) the officer’s achievements in developing organizational strength for the future. In addition to the review of each officer’s performance appraisal, the CEO and the Committee review the relationship of the officer’s salary to the Hay Group salary range data provided for each officer position. The Committee generally expects that a new officer with limited experience will be in the lowest quartile of the survey. As the officer’s capabilities develop and achievements accumulate, the Committee generally expects the officer will move through the mid-point range of the survey range and ultimately be positioned in the upper quartiles. When appropriate, the Committee will make adjustments to achieve this positioning. Mr. Brady and Mr. Green have been in their current positions for over 22 years. Their salaries are currently in the upper quartile of their respective salary ranges. Dr. Huckvale has been in his current position for fifteen years. His salary is slightly above the mid-point of his salary range. Mr. Johnson has been in his current position for eleven years. His salary is slightly below the mid-point of his salary range. Mr. Scannell has been in his position for three years. His salary is in the lowest quartile of his salary range. The Committee is mindful of the IRS limitation on deductibility of compensation over $1 million, and only Mr. Brady’s compensation for 2010 has exceeded the IRS limitation.

Annual cash bonuses paid to senior executives are developed in accordance with a management profit sharing plan in which there are about 400 participants. For this group, cash bonuses are paid each year in which the Company achieves growth in earnings per share. The bonus amount payable to each participant is determined by multiplying the participant’s base salary by the product of the percentage improvement in Moog’s earnings per share and a multiplier of 1.33, 1.00 or 0.67 based on a participant’s responsibilities. Our named executives are a subset of a group of about 55 senior executives who have the highest level of responsibility in the Company. Each person in this group receives a cash bonus that is equal to the participant’s base salary multiplied by the percentage improvement in earnings per share times 1.33. The second group of senior managers numbers about 65. Each person in this group receives a cash bonus that is equal to the participant’s base salary multiplied by the percentage improvement in earnings per share times 1.00. The largest group numbers about 280 people. Each person in this group receives a cash bonus that is equal to the participant’s base salary multiplied by the percentage improvement in earnings per share times 0.67. The multiplier is used to achieve bonus payments which, in years of strong earnings growth, are somewhat comparable to the bonus plans in other companies for executives in each group. The result is a plan which pays very modest bonuses for top executives compared to companies in the peer group.

THE PROCESS FOR DETERMINING STOCK OPTION AWARDS

The Stock Option Committee of the Board is composed solely of independent non-employee directors. The Company believes that stock ownership on the part of executive officers serves to align the leadership of the Company with the interest of shareholders, and that a stock option plan is an attractive and effective way for the officers to accumulate a stock ownership position. The Committee does not use a formulaic approach, but in years when performance is considered adequate, the Committee invites the CEO to make recommendations for stock option awards. These recommendations are either approved or adjusted by the Committee. With regard to the CEO, stock option awards are determined by the Stock Option Committee. The Committee has always been mindful of the relationship between the number of options awarded and the shares outstanding. As of the 2010 fiscal year end, the Company’s outstanding unexercised options was 3.5% of the total outstanding shares. During the 2010 fiscal year, there were no options awarded to officers or directors.

THE PROCESS FOR DETERMINING STOCK APPRECIATION RIGHTS AWARDS

The Stock Option Committee of the Board of Directors has been appointed by the Board of Directors to administer the Company’s Stock Appreciation Rights Plan. The Stock Option Committee has the authority, subject to the terms of the Plan, to determine the persons eligible to receive awards, when each award will be granted, the terms of each award, including the number of SARs granted, and to construe and interpret the terms of the Plan and awards granted under it. SARs under the Plan may not be repriced.

The Plan only provides for awards of SARs. A SAR award will contain such terms and conditions as determined by the Stock Option Committee, subject to the terms of the Plan, including the date on which the SARs becomes exercisable and the expiration date of the SARs. The exercise price of a SAR will be equal to the fair market value of one Class A share on the date of grant. The total number of SARs awarded to any one employee during any fiscal year of the Company may not exceed 50,000 SARs.

SARs will vest and be exercisable pursuant to the terms and conditions outlined in each participant’s award agreement, as determined by the Stock Option Committee. SARs will not become exercisable earlier than the first anniversary of the date of grant, and vested SAR awards will be exercisable by participants only until the tenth anniversary of the date of grant.

During the 2010 fiscal year, SAR awards of 20,250 shares for the CEO and 15,375 shares for each of the executive officers were granted. The Committee does not use a formulaic approach, but in years when performance is considered adequate, the Committee invites the CEO to make recommendations for SAR awards. These recommendations are either approved or adjusted by the Committee. With regard to the CEO, SAR awards are determined by the Stock Option Committee. The Committee remains mindful of the relationship between the number of SARs awarded and the shares outstanding. As of the 2010 fiscal year end, the Company’s outstanding unexercised SAR awards was 1.0% of the total outstanding shares.

RISK REVIEW

In formulating and evaluating the Company’s executive compensation program, the Executive Compensation Committee considers whether the program incentivizes excessive risk taking. The Executive Compensation Committee believes the components of the Company’s executive compensation program provide an appropriate mix of fixed and variable pay; balance short-term operational performance with long-term increases in shareholder value; reinforce a performance-oriented environment; and encourage recruitment and retention of key executives. As described in more detail below, the principal elements of the Company’s executive compensation program for the named executive officers include a base salary, long-term incentive opportunities, retirement benefits, perquisites and other benefits, and severance protection for certain actual or constructive terminations of the named executive officer’s employment, including change-in-control severance protection. The Company’s profit sharing plan is not based on achievement of individual goals but rather on Company performance metrics. The Committee believes the Company’s compensation programs for its executives and other employees are not reasonably likely to have a material adverse effect on the Company as the programs do not encourage excessive risk taking, since each significant variable component of the executive compensation program is linked to widely accepted measurements of shareholder value, such as increased earnings per share and increased share price.

THE PROCESS FOR CHANGING OTHER EXECUTIVE BENEFITS

Any changes in benefit plans which include and affect executive officers are presented to the Executive Compensation Committee for review and approval and presentation to the entire Board.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board of Directors has reviewed and discussed with Moog’s management the above Compensation Discussion and Analysis. Based on this review and these discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

John D. Hendrick, Chair	Brian J. Lipke
Raymond W. Boushie	Albert F. Myers

2010 SUMMARY COMPENSATION TABLE

The table below presents dollar amounts computed as required under SEC rules.

The amounts shown for options and SARs reflect the aggregate grant date fair value. These amounts do not reflect the current or prospective value of these awards to the executive. The amounts shown for pension value are simply formulaic estimates of the prospective future value of the executive’s retirement benefits.

The amounts shown under the column “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” reflect the change in the actuarial present value of each named executive’s retirement benefits. For 2010, all our employees participating in our U.S. defined benefit plan, including the named executives, have an increase in the actuarial value of their pension benefit. The Company made no improvements in retirement benefits for any of our employees, including the named executives, and the increased values for 2010 simply reflect the impact of lower interest rates on the actuarial present value calculations.

The amounts under the column “All Other Compensation” are described in Note 5 below.

					Change
					in Pension
					Value and
				Non-Equity	Non-Qualified
			SAR &	Incentive	Deferred
			Option	Plan	Compensation	All Other
		Salary	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year (1)	($) (2)	($) (3)	($)	($) (4)	($) (5)	($)

Robert T. Brady	2010	$950,518	$173,462	$245,917	$489,422	$37,637	$1,896,956
Chairman of the Board,	2009	$913,015	$246,240	$—	$539,505	$33,870	$1,732,630
President, Chief	2008	$901,014	$254,070	$212,504	$—	$32,346	$1,399,934
Executive Officer
John R. Scannell	2010	$375,014	$178,504	$97,041	$280,078	$40,259	$970,896
Chief Financial Officer,	2009	$360,006	$309,550	$—	$255,124	$31,548	$956,228
Vice President	2008	$351,005	$344,453	$83,002	$—	$30,249	$808,709
Joe C. Green	2010	$640,505	$131,702	$165,729	$177,263	$22,117	$1,137,316
Executive Vice President,	2009	$615,014	$186,960	$—	$345,624	$291,417	$1,439,015
Chief Administrative Officer	2008	$607,012	$190,553	$143,145	$—	$24,530	$965,240
Stephen A. Huckvale	2010	$444,816	$178,504	$115,088	$1,097,359	$24,398	$1,860,165
Vice President	2009	$450,651	$309,550	$—	$824,038	$25,561	$1,609,800
International Group	2008	$498,954	$190,553	$117,665	$813,174	$32,477	$1,652,823
Warren C. Johnson	2010	$478,265	$178,504	$123,598	$428,587	$37,456	$1,246,410
Vice President	2009	$461,010	$309,550	$—	$463,259	$35,429	$1,269,248
Aircraft Group	2008	$455,010	$344,453	$107,300	$—	$33,325	$940,088

(1)	The years reported are Moog’s fiscal years ended October 2, 2010, October 3, 2009 and September 27, 2008.

(2)	Includes amounts, if any, deferred at the direction of the executive officer pursuant to Moog’s 401(k) Plan.

(3)	This column shows the aggregate grant date fair value computed in accordance with FASB Topic 718. The amount is based on the fair value of the equity-based award as estimated using the Black-Scholes option-pricing model multiplied by the number of securities underlying the SAR awards. The amounts do not reflect the actual amounts that may be realized by the executive officers. A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010.

(4)	The amounts in this column represent the aggregate change in the actuarial present value of the officer’s accumulated retirement benefits under the Moog Inc. Employees Retirement Plan and the Moog Inc. Supplemental Executive Retirement Plan. Annualized decreases in value occurring during 2008 were Mr. Brady $(217,820), Mr. Scannell $(63,303), Mr. Green $(209,630), and Mr. Johnson $(101,709). See the Pension Benefits table on page 26 for additional information.

(5)	The table below shows the components of this column, which include health care and life insurance premiums, Company matching contributions to Moog’s defined contribution plans, perquisites, and accrued vacation payments. The amounts represent the amount paid by, or the incremental cost to, the Company.

				Medical
		Cash Paid		And Dental/
		in Lieu of	Group Life	Executive	Disability
		Vacation	Insurance	Health	Insurance	Other	401 (k)
Name	Year	Accrued	Premium	Premiums	Premium	Perquisites (1)	Plan Match

Robert T. Brady	2010	$—	$2,876	$17,330	$4,253	$13,178	$—
John R. Scannell	2010	$—	$2,216	$22,120	$4,074	$10,624	$1,225
Joe C. Green	2010	$—	$2,876	$12,041	$4,253	$1,722	$1,225
Stephen A. Huckvale	2010	$—	$7,887	$1,157	$1,366	$13,988	$—
Warren C. Johnson	2010	$—	$2,766	$22,120	$4,253	$7,092	$1,225

(1)	Other perquisites principally consist of club dues and auto expenses.

2010 GRANTS OF PLAN-BASED AWARDS

The following table summarizes the grants of equity awards made to the executive officers named in the Summary Compensation Table during the fiscal year ended October 2, 2010.

		Number of	Exercise	Grant Date
		Securities	Price of	Fair Value
	Grant	Underlying	SAR	of SAR
Name	Date (1)	SARs (2)	Awards (3)	Awards (4)

Robert T. Brady	12/01/2009	20,250	$26.66	$173,462
John R. Scannell	12/01/2009	15,375	$26.66	$178,504
Joe C. Green	12/01/2009	15,375	$26.66	$131,702
Stephen A. Huckvale	12/01/2009	15,375	$26.66	$178,504
Warren C. Johnson	12/01/2009	15,375	$26.66	$178,504

(1)	The grant date is the date the Stock Option Committee of the Board of Directors meets to approve the awards.

(2)	The amounts shown for SAR awards represent the number of SARs granted to each officer during the 2010 fiscal year. SARs for only Class A shares were granted. The SARs vest in equal increments over three years.

(3)	The exercise price per share is the closing price of Moog Class A stock on the date of grant. The rights expire ten years after the date of grant.

(4)	This column shows the aggregate grant date fair value computed in accordance with FASB Topic 718. The amount is based on the fair value of the equity-based award as estimated using the Black-Sholes option-pricing model multiplied by the number of securities underlying the SAR awards. Assumptions made in the calculations of these amounts may be found in Note 14 to the audited financial statements in Moog’s Annual Report on Form 10-K for the fiscal year ended October 2, 2010.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Options &	Options &
	Grant	SARs -	SARs -	Exercise	Expiration
Name	Date (1)	Exercisable	Unexercisable	Price ($)	Date

Robert T. Brady	11/29/2000	27,000		$7.59	11/29/2010
	11/28/2001	22,456	4,544	$8.82	11/28/2011
	11/26/2002		27,000	$12.53	11/26/2012
	12/02/2003		27,000	$19.74	12/02/2013
	11/30/2004		27,000	$28.01	11/30/2014
	11/29/2005		27,000	$28.94	11/29/2015
	11/28/2006	27,000		$36.67	11/28/2016
	11/26/2007		27,000	$42.45	11/26/2017
	10/31/2008	9,000	18,000	$35.12	10/31/2018
	12/01/2009		20,250	$26.66	12/01/2019
John R. Scannell	11/26/2002	11,250		$12.53	11/26/2012
	11/30/2004	11,250		$28.01	11/30/2014
	11/28/2006	2,255	17,995	$36.67	11/28/2016
	11/26/2007		20,250	$42.45	11/26/2017
	10/31/2008	6,834	13,666	$35.12	10/31/2018
	12/01/2009		15,375	$26.66	12/01/2019
Joe C. Green	11/26/2002	15,958	2,352	$12.53	11/26/2012
	12/02/2003		20,250	$19.74	12/02/2013
	11/30/2004		20,250	$28.01	11/30/2014
	11/29/2005		20,250	$28.94	11/29/2015
	11/28/2006	20,250		$36.67	11/28/2016
	11/26/2007		20,250	$42.45	11/26/2017
	10/31/2008	6,834	13,666	$35.12	10/31/2018
	12/01/2009		15,375	$26.66	12/01/2019
Stephen A. Huckvale	11/28/2001		1,702	$8.82	11/28/2011
	11/26/2002		20,250	$12.53	11/26/2012
	12/02/2003		20,250	$19.74	12/02/2013
	11/30/2004		20,250	$28.01	11/30/2014
	11/29/2005		20,250	$28.94	11/29/2015
	11/28/2006	20,250		$36.67	11/28/2016
	11/26/2007		20,250	$42.45	11/26/2017
	10/31/2008	6,834	13,666	$35.12	10/31/2018
	12/01/2009		15,375	$26.66	12/01/2019
Warren C. Johnson	11/26/2002	20,250		$12.53	11/26/2012
	12/02/2003	7,517	12,733	$19.74	12/02/2013
	11/30/2004		20,250	$28.01	11/30/2014
	11/29/2005		20,250	$28.94	11/29/2015
	11/28/2006	20,250		$36.67	11/28/2016
	11/26/2007		20,250	$42.45	11/26/2017
	10/31/2008	6,834	13,666	$35.12	10/31/2018
	12/01/2009		15,375	$26.66	12/01/2019

(1)	Stock options and SARs are generally granted at the Board Meeting held in late November or early December. The exercise price is the closing price on the date the Stock Option Committee approves the stock option or SAR award. Stock option and SAR awards are not re-priced or granted retroactively.

(2)	Stock options and SARs are not exercisable until the first anniversary of the grant date, and vest at varying intervals as follows:

		SARs &
Name	Grant Date	Options Held	Vesting Schedule

Robert T. Brady	11/29/2000	27,000	410 on 11/29/2005, 13,168 on 11/29/2006, 13,168 on 11/29/2007 and 254 on 11/29/2008
	11/28/2001	27,000	11,119 on 11/28/2008, 11,337 on 11/28/2009 and 4,544 on 11/28/2010
	11/26/2002	27,000	100% on 11/26/2010
	12/02/2003	27,000	100% on 12/30/2010
	11/30/2004	27,000	100% on 12/30/2010
	11/29/2005	27,000	100% on 12/30/2010
	11/28/2006	27,000	100% on 11/28/2009
	11/26/2007	27,000	100% on 11/26/2010
	10/31/2008	27,000	9,000 on 10/31/2009, 9,000 on 10/31/2010 and 9,000 on 10/31/2011
	12/01/2009	20,250	6,750 on 12/01/2010, 6,750 on 12/01/2011 and 6,750 on 12/01/2012
John R. Scannell	11/26/2002	11,250	2,250 on 11/26/2003, 2,250 on 11/26/2004, 2,250 on 11/26/2005, 2,250 on 11/26/2006 and 2,250 on 11/26/2007
	11/30/2004	11,250	2,250 on 11/30/2005, 2,250 on 11/30/2006, 2,250 on 11/30/2007, 2,250 on 11/30/2008 and 2,250 on 11/30/2009
11/28/2006	20,250	239 on 11/28/2007, 1,008 on 11/26/2008,
1,008 on 11/28/2009, 2,727 on 11/28/2010,
2,727 on 11/28/2011, 2,727 on 11/28/2012, 2,727
			on 11/28/2013, 2,727 on 11/28/2014, 2,727 on 11/28/2015 and 1,633 on 11/28/2016
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
Joe C. Green	11/26/2002	18,310	7,979 on 11/26/2008, 7,979 on 11/26/2009 and 2,352 on 11/26/2010
	12/02/2003	20,250	3,572 on 12/02/2010 and 16,678 on 3/02/2011
	11/30/2004	20,250	100% on 3/02/2011
	11/29/2005	20,250	100% on 3/02/2011
	11/28/2006	20,250	100% on 11/28/2009
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
Stephen A. Huckvale	11/28/2001	1,702	1,702 on 11/28/2010
	11/26/2002	20,250	6,780 on 11/26/2010, 7,979 on 11/26/2011 and 5,491 on 11/26/2012
	12/02/2003	20,250	1,578 on 12/02/2012, 5,066 on 12/02/2013 and 13,606 on 12/02/2013
	11/30/2004	20,250	100% on 11/30/2014
	11/29/2005	20,250	100% on 11/29/2015
	11/28/2006	20,250	100% on 11/28/2009
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012
Warren C. Johnson	11/26/2002	20,250	176 on 11/26/2005, 7,978 on 11/26/2006, 7,978 on 11/26/2007 and 4,118 on 11/26/2008
	12/02/2003	20,250	2,451 on 12/02/2008, 5,066 on 12/02/2009, 5,065 on 12/02/2010, 5,065 on 12/02/2011 and 2,603 on 12/02/2012
	11/30/2004	20,250	1,736 on 11/30/2012, 3,568 on 11/30/2013 and 14,946 on 11/30/2014
	11/29/2005	20,250	100% on 11/29/2015
	11/28/2006	20,250	100% on 11/28/2009
	11/26/2007	20,250	100% on 11/26/2010
	10/31/2008	20,500	6,834 on 10/31/2009, 6,833 on 10/31/2010 and 6,833 on 10/31/2011
	12/01/2009	15,375	5,125 on 12/01/2010, 5,125 on 12/01/2011 and 5,125 on 12/01/2012

2010 OPTION AND SAR EXERCISES AND STOCK VESTED

The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercises of stock options and SARs during the fiscal year ended October 2, 2010.

	Option Awards		SAR Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Exercise (#)	Exercise ($)

Robert T. Brady (1)	27,000	$507,330	n/a	$—
John R. Scannell (2)	10,125	$190,249	n/a	$—
Joe C. Green	n/a	$—	n/a	$—
Stephen A. Huckvale (3)	23,342	$482,307	n/a	$—
Warren C. Johnson (4)	4,605	$120,559	n/a	$—

(1)	The following outlines the number of options and market price of Mr. Brady’s stock option exercises in the 2010 fiscal year:

	Number of	Exercise	Exercise	Market	Amount
Grant Date	Options	Date	Price	Price	Realized

11/10/1999	27,000	11/09/2009	$7.07	$25.86	$507,330

(2)	The following outlines the number of options and market price of Mr. Scannell’s stock option exercises in the 2010 fiscal year:

	Number of	Exercise	Exercise	Market	Amount
Grant Date	Options	Date	Price	Price	Realized

11/10/1999	10,125	11/09/2009	$7.07	$25.86	$190,249

(3)	The following outlines the number of options and market price of Dr. Huckvale’s stock option exercises in the 2010 fiscal year:

	Number of	Exercise	Exercise	Market	Amount
Grant Date	Options	Date	Price	Price	Realized

11/29/2000	4,794	01/04/2010	$7.59	$29.23	$103,742
11/28/2001	18,548	01/04/2010	$8.82	$29.23	$378,565

(4)	The following outlines the number of options and market price of Mr. Johnson’s stock option exercises in the 2010 fiscal year:

	Number of	Exercise	Exercise	Market	Amount
Grant Date	Options	Date	Price	Price	Realized

11/28/2001	4,605	03/04/2010	$8.82	$35.00	$120,559

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains the 1998 Stock Option Plan, the 2003 Stock Option Plan and the 2008 Stock Appreciation Rights Plan. Set forth below is information as of October 2, 2010 regarding Class A shares that may be issued under the plans.

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a)
	(a)	(b)	(c)

Equity Compensation Plans Approved by Security Holders (1)	2,348,482	$29.16	1,262,771

(1)	The number of securities remaining available for future issuance by plan is: 25,980 for the 2003 Stock Option Plan and 1,236,791 for the 2008 Stock Appreciation Rights Plan. There are no securities remaining available under the 1998 Stock Option Plan.

PENSION BENEFITS

Moog maintains the Moog Inc. Employees’ Retirement Plan (the “Moog Retirement Plan”) a tax-qualified defined benefit retirement plan covering most employees. The Moog Retirement Plan was closed to new participants as of January 1, 2008 and replaced with a defined contribution plan. The qualified defined benefit plan is funded by employer contributions. Currently, all of the named executive officers participate in the Moog Retirement Plan.

Because the Internal Revenue Code limits the benefits that may be paid from the Moog Retirement Plan, the Moog Inc. Supplemental Retirement Plan (the “Moog SERP”) was established to provide retirees participating in the Moog Retirement Plan with supplemental benefits so they will receive, in the aggregate, benefits which are comparable to those they would have been entitled to receive under the Moog Retirement Plan had these limits not been in effect. A Rabbi Trust was established under which certain funds have been set aside to satisfy some of the obligations under the Moog SERP. If the funds in the Trust are insufficient to pay amounts payable under the Moog SERP, the Company will pay the difference.

MOOG RETIREMENT PLAN

Under the Moog Retirement Plan, benefits are payable monthly upon retirement to participating employees of the Company. These benefits are based upon compensation and years of service and subject to limitations imposed by the Employee Retirement Income Security Act of 1974 (“ERISA”). The Moog Retirement Plan is administered by a Retirement Plan Committee and covers all eligible employees with one year of service and a minimum of 1,000 hours of employment.

Benefits payable under the Plan are determined on the basis of compensation and credited years of service. A participant’s accrued benefit is equal to the sum of the participant’s prior service benefit, if any, and the participant’s future service benefit.

A participant is entitled to a prior service benefit if the participant was actively employed on or after January 1, 1998 (or retired as of January 1, 1998) and was employed by the Company before October 1, 1990. The prior service benefit is 1.15% of the first $20,000 of prior service compensation, plus 1.75% of prior service compensation in excess of $20,000, multiplied by the participant’s prior service. “Prior service compensation” is the greater of (i) the participant’s basic annual rate of pay on January 1, 1988, and (ii) the amount of the participant’s annual rate of pay plus overtime and shift differential received in the calendar year ending December 31, 1989, not to exceed $150,000. “Prior service” is the number of years and completed months of credited service with the Company through October 1, 1990.

A participant’s future service benefit is computed separately for each year of credited service beginning with October 1, 1990, or the participant’s date of hire, if later, and is equal to 1.15% of the participant’s future service compensation not in excess of $20,000, plus 1.75% of the participant’s future service compensation in excess of $20,000. In any event, after a participant is credited with 35 years of combined prior service and future service, the participant’s benefit for each year of future service will be 1.75% of future service compensation. “Future service compensation” with respect to a plan year is the amount of basic annual pay, plus any overtime or shift differential, a participant receives in the calendar year ending within that plan year. The maximum dollar amount of future service compensation that may be used for Plan purposes is set by law and adjusted periodically. The maximum dollar amount for the 2009 Plan Year is $245,000 and for the 2010 Plan Year is $245,000.

Any participant who entered the Moog Retirement Plan before the 2002 plan year and retires with five years or more of service will receive a minimum pension benefit. If the participant joined the Plan before October 1, 2002 and retires at age 65 with 15 or more years of vesting service, the minimum pension benefit will be at least $2,400 per year. If the participant joined the Plan before October 1, 2002 and retires at age 65 with between 5 and 15 years of service, the minimum pension benefit will be a prorated portion of the $2,400 per year minimum benefit.

Generally, new employees hired on or after January 1, 2008 are not eligible to participate in the Moog Retirement Plan. New employees hired after that date will be covered under a defined contribution plan.

SUPPLEMENTAL RETIREMENT PLAN

The Moog SERP pays benefits to eligible officers of the Company. A covered officer generally becomes vested in, and may be eligible for, a Moog SERP benefit if the covered officer has at least 10 continuous years of service, and either (1) retires at age 65 or later or (2) retires after age 60 with a combined total of age and years of service at least equal to 90.

For an eligible officer who retires at age 65 with 25 or more years of service, the Moog SERP benefit is equal to 65% of the eligible officer’s compensation, less any benefits payable under the Moog Retirement Plan and less one-half the primary Social Security benefit of such officer at age 65. For purposes of the Moog SERP, an eligible officer’s “compensation” generally is the sum of the average of the highest consecutive three-year base salary paid to the officer prior to retirement, plus the highest annual profit share paid to the officer within three years of the officer’s retirement. An officer 60 or more years of age, whose combined chronological age and years of service equal or exceed 90, may elect early retirement and receive reduced benefits. A reduced benefit is available for officers who are credited with 10 to 24 years of service.

A participant’s benefits also are vested in the event of an involuntary termination of employment other than for death, disability, retirement or cause, as defined in the Moog SERP. For purposes of the Moog SERP, a change in duties, responsibilities, status, pay or perquisites within two years of a change of control of the Company, as defined therein, is deemed an involuntary termination.

The years of credited service and present value of accumulated benefits for the named executives under the Moog Retirement Plan and the Moog SERP are:

2010 PENSION BENEFITS TABLE

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
Name	Plan Name	Service (1)	Benefits ($) (2)	Fiscal Year ($)

Robert T. Brady	Moog Retirement Plan	44.167	$1,482,358	$ —
	Moog SERP	44.167	$5,689,272	$ —
John R. Scannell	Moog Retirement Plan	7.167	$121,874	$ —
	Moog SERP	20.000	$871,806	$ —
Joe C. Green	Moog Retirement Plan	44.667	$1,421,702	$ —
	Moog SERP	44.667	$3,389,802	$ —
Stephen A. Huckvale	Moog Retirement Plan	30.000	$4,845,056	$ —
	Moog SERP	30.000	$1,320,230	$ —
Warren C. Johnson	Moog Retirement Plan	27.667	$317,500	$ —
	Moog SERP	27.667	$1,718,917	$ —

(1)	Credited service is determined in years and months as of October 2, 2010.

(2)	The “Present Value of Accumulated Benefits” is based on the same assumptions as those used for the valuation of the plan liabilities in Moog’s annual report on Form 10-K for the fiscal year ended October 2, 2010, and are calculated as of the October 2, 2010 measurement date. The assumptions made in the calculations of these amounts may be found in Note 11 to the audited financial statements in Moog’s Form 10-K.

All SERP benefits are assumed to be paid monthly in accordance with the plan document.

“Credited Service” includes only service with Moog (or certain acquired employers). In general, Moog does not grant extra years of credited service.

2010 NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in Last	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
Name	Fiscal Year ($) (1)	Last Fiscal Year ($)	Fiscal Year ($)	Distributions ($)	FYE ($)

Robert T. Brady	—	—	—	—	—
John R. Scannell	—	—	—	—	—
Joe C. Green	—	—	—	—	—
Stephen A. Huckvale	—	—	—	—	—
Warren C. Johnson	—	—	—	—	—

(1)	None of the named executive officers deferred any salary in 2010.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has entered into Employment Termination Benefits Agreements (“Termination Agreements”) with its executive officers. These Termination Agreements cover termination as a result of death, disability, or retirement, termination for cause, voluntary and involuntary termination of employment, as well as involuntary termination after a change in control. The following is a summary of the termination benefits provided under various circumstances.

Payments Upon Death, Disability or Retirement

In the event of the death of an officer, the estate or surviving spouse will receive a payment of six months salary, receive a management profit sharing payment pro-rated to the date of the officer’s death, and any unused vested vacation. A payment of approximately two times annual salary will be paid under the Company’s Group Life Insurance plan, subject to a cap of $1,046,500. The estate or surviving spouse will receive payments under the Company’s pension and 401(k) plans, and all unexpired stock options and SARs will fully vest, and the estate or surviving spouse will have one year to exercise unexpired stock options and two years to exercise SARs.

In the event an officer becomes disabled or retires, the officer is entitled to the same benefits, as described above, with the exception of life insurance and salary continuation. If the officer becomes disabled, the officer also will receive payments under the Company’s disability plan. If the officer retires, the officer will receive all benefits provided generally by the Company to its executives upon retirement, including benefits under any retirement or supplemental retirement plans and insurance benefits provided upon retirement.

Termination for Cause

Under the Termination Agreements, “cause” is considered a harmful act or omission constituting a willful and a continuing failure to perform material and essential employment obligations, conviction of a felony, willful perpetration of common law fraud, or any willful misconduct or bad faith omission constituting dishonesty, fraud or immoral conduct, which is materially injurious to the financial condition or business reputation of the Company. In this case, the officer is entitled to all benefits vested under retirement plans, and payment of unused vested vacation. The officer is not entitled to management profit share, no severance is provided and all stock options and SARs expire.

Voluntary Termination

When an officer voluntarily terminates employment with the Company, the officer is entitled to receive all pension benefits accrued under the Company’s retirement or supplemental retirement plans up to the date of termination, and payment for all unused vested vacation. For officers age 55 and older, any unvested stock options and SARs become fully vested on the day prior to the officer’s termination, while for officers under age 55, any unvested stock options and SARs expire.

Involuntary Termination Without Cause and Involuntary Termination After a Change in Control

The termination benefits provided to an officer under the Termination Agreements in the case of involuntary termination without cause and in the event of involuntary termination after a change in control are identical. The officer will receive salary continuance for no less than 12 months and no more than 36 months, depending on length of service. Management profit share will be paid on a pro-rated basis for service up to the date of termination, and any unused vested vacation will be paid. The Company will pay, for one year after involuntary termination or involuntary termination after a change in control, medical, life and disability premiums on behalf of the officer, one year of auto related expenses, as well as one year of club membership dues for which reimbursement was provided by the Company. The officer is entitled to all vested benefits under the employee’s retirement plan, and the right to exercise all options within 12 months of termination and all SARs within 90 days of termination. The Termination Agreements provide that an officer cannot compete with the Company during the term of the Termination Agreement, and in the event of an involuntary termination after a change in control, until the last payment of any benefits to the officer under the Termination Agreement. Each Termination Agreement also requires each officer not to disclose confidential information of the Company during the term of the Termination Agreement or thereafter.

The following table shows potential payments to the named executive officers upon disability and death, voluntary termination, involuntary termination without cause or involuntary termination following a change in control. The amounts shown assume that the termination was effective October 2, 2010, the last business day of the fiscal year. The actual amounts to be paid can only be determined at the actual time of an officer’s termination.

					Involuntary
					Termination or
					Involuntary
					Termination
				Voluntary	After a Change
Name	Type of Payment	Upon Death	Upon Disability	Termination	in Control

Robert T. Brady	Severance (1)	—	—	—	$2,851,555
	Salary Continuance (2)	$475,259	—	—	—
	Profit Share (3)	$245,917	$245,917	—	$245,917
	Medical Coverage (4)	—	—	—	$17,330
	Life Insurance (4)	—	—	—	$2,876
	Disability Coverage (4)	—	—	—	$4,253
	Professional Outplacement (4)	—	—	—	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$10,230
	Stock Options (5)	$1,717,065	$1,717,065	$1,717,065	$1,717,065
	Total	$2,438,240	$1,962,981	$1,717,065	$4,869,225
John R. Scannell	Severance (1)	—	—	—	$1,125,041
	Salary Continuance (2)	$187,507	—	—	—
	Profit Share (3)	$97,041	$97,041	—	$97,041
	Medical Coverage (4)	—	—	—	$22,210
	Life Insurance (4)	—	—	—	$2,216
	Disability Coverage (4)	—	—	—	$4,074
	Professional Outplacement (4)	—	—	—	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$10,624
	Stock Options (5)	$138,204	$138,204	—	$138,204
	Total	$422,752	$235,245	$0	$1,419,319
Joe C. Green	Severance (1)	—	—	—	$1,921,514
	Salary Continuance (2)	$320,252	—	—	—
	Profit Share (3)	$165,729	$165,729	—	$165,729
	Medical Coverage (4)	—	—	—	$12,041
	Life Insurance (4)	—	—	—	$2,876
	Disability Coverage (4)	—	—	—	$4,253
	Professional Outplacement (4)	—	—	—	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$1,446
	Stock Options (5)	$789,572	$789,572	$789,572	$789,572
	Total	$1,275,553	$955,301	$789,572	$2,917,430
Stephen A. Huckvale	Severance (1)	—	—	—	$1,334,448
	Salary Continuance (2)	$222,408	—	—	—
	Profit Share (3)	$115,088	$115,088	—	$115,088
	Medical Coverage (4)	—	—	—	$1,157
	Life Insurance (4)	—	—	—	$7,887
	Disability Coverage (4)	—	—	—	$1,366
	Professional Outplacement (4)	—	—	—	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$13,988
	Stock Options (5)	$1,244,138	$1,244,138	$1,244,138	$1,244,138
	Total	$1,581,634	$1,359,226	$1,244,138	$2,738,072

					Involuntary
					Termination or
					Involuntary
					Termination
				Voluntary	After a Change
Name	Type of Payment	Upon Death	Upon Disability	Termination	in Control

Warren C. Johnson	Severance (1)	—	—	—	$1,434,794
	Salary Continuance (2)	$239,132	—	—	—
	Profit Share (3)	$123,598	$123,598	—	$123,598
	Medical Coverage (4)	—	—	—	$22,120
	Life Insurance (4)	—	—	—	$2,766
	Disability Coverage (4)	—	—	—	$4,253
	Professional Outplacement (4)	—	—	—	$20,000
	Club Dues & Auto Expenses (4)	—	—	—	$5,536
	Stock Options (5)	$618,065	$618,065	—	$618,065
	Total	$980,796	$741,664	$0	$2,231,132

(1)	Severance payments for all named executive officers under an involuntary termination due to a change in control would be 36 months and are reflected in the table above. In the event of an involuntary termination (no change in control), severance payments for Messrs. Brady, Green, Huckvale and Johnson would be 36 months and for Mr. Scannell 20 months.

(2)	Represents payment of base salary for a period of six months to officer’s widow or estate.

(3)	For years there is management profit share, termination benefits would include those profit share payments for all except involuntary termination.

(4)	For purposes of determining premiums for medical, life and disability coverages, the premiums paid in 2010 are reflected and for club dues the amount paid in the 2010 fiscal year. Outplacement services have been estimated at $20,000. In the event of death, the estate or beneficiary of the officers will receive a life insurance payment pursuant to a plan covering all employees, subject to a cap of $1,046,500. In the event of disability, the officers are covered under a disability plan for all employees, which for officers provides up to 70% of pay until normal retirement age.

(5)	This is the value of in the money stock options at October 2, 2010 that vest upon the events shown. The amount was determined using the October 2, 2010 closing price multiplied by shares which can be acquired assuming all such options were exercised less the exercise price of the option.

DIRECTORS AND OFFICERS INDEMNIFICATION INSURANCE

On November 1, 2010, the Company renewed an officers and directors indemnification insurance coverage through policies written by The Chubb Group, Allied World and Caitlin Insurance. The renewal was for a one-year period at an annual premium of $503,175. The policy provides indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities. No payments or claims of indemnification or expenses have been made under any such insurance policies purchased by the Company at any time.

On November 30, 2004, the Board of Directors approved indemnification agreements for officers, directors and key employees, replacing a previous indemnification agreement for officers and directors established in 1987. The indemnification agreement provides that officers, directors and key employees will be indemnified for expenses, investigative costs and judgments arising from threatened, pending or completed legal proceedings. The form of the indemnification agreement was filed with the Securities and Exchange Commission as an exhibit to Form 8-K on December 1, 2004.

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission, the New York Stock Exchange listing standards, and the Company’s standards for director independence. The Board of Directors has determined that each member of the Audit Committee is an “audit committee financial expert,” as defined under applicable federal law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Audit Committee has sole authority to appoint, terminate or replace the Company’s independent registered public accounting firm, which reports directly to the Audit Committee.

The Audit Committee reviews the Company’s financial statements and the Company’s financial reporting process. Management has the primary responsibility for the Company’s financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended October 2, 2010. In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, for the fiscal year ended October 2, 2010, filed with the Securities and Exchange Commission.

Kraig H. Kayser, Chair	John D. Hendrick
Raymond W. Boushie	Albert F. Myers

AUDIT FEES AND PRE-APPROVAL POLICY

The following table sets forth the fees incurred by the Company related to the services of the Company’s principal independent accountants, Ernst & Young for the fiscal years ended October 2, 2010 and October 3, 2009:

	Fiscal Year Ended	Fiscal Year Ended
	October 2, 2010	October 3, 2009

Audit Fees	$1,800,033	$1,962,561
Audit-Related Fees	0	0
Tax Fees	221,213	849,801
All Other Fees	0	0

Total	$2,021,246	$2,812,362

The Audit-Related Fees principally relate to the audits of various U.S. benefit plans, as required. Tax Fees relate to services associated with tax planning and compliance.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to any de minimis exceptions described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. None of the services described above were approved by the Audit Committee under the de minimis exception provided by SEC Regulation S-X, Rule 2-01(c)(7)(i)(C).

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, an independent registered public accounting firm, to continue as independent auditors of the Company for fiscal year 2011. Representatives of Ernst & Young LLP are expected to attend the shareholders meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of Ernst & Young LLP as auditors for fiscal year 2011.

PROPOSALS OF SHAREHOLDERS FOR 2012 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2012 Annual Meeting of Shareholders, shareholder proposals must be received by the Secretary of the Company no later than August 18, 2011. Under the Company’s by-laws, if a shareholder wishes to nominate a director or bring other business before the shareholders at the 2012 Annual Meeting without having a proposal included in the proxy statement for that meeting, the shareholder must notify the Secretary of the Company in writing between September 15, 2011 and October 17, 2011, and the notice must contain the specific information required by the Company’s by-laws. A copy of the Company’s by-laws can be obtained without charge from the Moog Treasurer of the Company, East Aurora, New York, 14052.

Section 1.06 of the Company’s by-laws provides that proposals may be properly brought before an annual meeting by a shareholder of record (both at the time notice of the proposal is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting if the shareholder provides timely notice of the proposal to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder making a proposal at an annual meeting must be present at such meeting in person, and the business brought before an annual meeting must also be a proper matter for shareholder action under the New York Business Corporation Law.

A shareholder’s notice to the Secretary of the Company must set forth certain information regarding the shareholder and the proposal, including the name and address of the shareholder, a brief description of the business the shareholder desires to bring before the annual meeting and the reasons for conducting such business at such annual meeting, the class or series and number of shares beneficially owned by the shareholder, the names and addresses of other shareholders known to support such proposal and any material interest of the shareholder in such proposal.

Section 1.06 further provides that nominations of candidates for election as directors of the Company at any annual meeting of shareholders may be made by a shareholder of record (both at the time notice of such nomination is given by the shareholder and as of the record date of the annual meeting in question) of any shares of the Company entitled to vote at the annual meeting for the election of directors if the shareholder provides timely notice to the Secretary of the Company in accordance with the requirements of the by-laws. A shareholder may nominate a candidate for election as a director only as to such class of director whose election the shareholder would be entitled to vote thereon at an annual meeting of shareholders. Any shareholder who desires to make a nomination must be present in person at the annual meeting.

In addition to the information required in a notice of a proposal, a notice to the Secretary with respect to nominations must contain certain information regarding each proposed nominee for director, including, the nominee’s name, age, business and residence address, principal occupation, the class or series and number of shares of the Company beneficially owned by the nominee and a consent of the nominee to serve as a director, if elected. The notice must also provide a description of any arrangements or understandings between the nominating shareholder and each nominee and such other information concerning the nominee as required pursuant to the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Further information regarding proposals or nominations by shareholders can be found in Section 1.06 of the Company’s by-Laws. If the Board of Directors or a designated committee determines that any proposal or nomination was not made in a timely fashion or fails to meet the information requirements of Section 1.06 in any material respect, such proposal or nomination will not be considered.

As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at this meeting other than those specifically referred to in this Proxy Statement. If other matters properly come before the meeting, it is intended that the holders of the proxies will act with respect thereto in accordance with their best judgment.

The cost of this solicitation of proxies will be borne by the Company. The Company may request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of stock held of record, and will reimburse such persons for any reasonable expense in forwarding the material. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone and will not receive any additional compensation.

Copies of the 2010 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for fiscal 2010, are being mailed to shareholders, as are this Proxy Statement, proxy card and Notice of Annual Meeting of Shareholders. Additional copies may be obtained, without charge, from the Treasurer of the Company, East Aurora, New York 14052.

By Order of the Board of Directors

John B. Drenning, Secretary

Dated:	East Aurora, New York
December 15, 2010

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 11, 2011.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 11, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò	Please detach here	ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Robert T. Brady	☐	Vote FOR	☐	Vote WITHHELD
	Class B Directors –	02 Joe C. Green		all nominees		from all nominees
	Term Expiring 2014			(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of Ernst & Young LLP as auditors for the 2011 fiscal year	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears, on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MOOG
ANNUAL MEETING OF SHAREHOLDERS
January 12, 2011
9:15 am
Albright-Knox Art Gallery
1285 Elmwood Avenue
Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 12, 2011.
The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.
If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, Robert T. Brady, and John B. Drenning, and each of them proxies with full power of substitution, to vote your Class B shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.
See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 10, 2011.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 10, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò	Please detach here	ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of director:		☐	Vote FOR	☐	Vote WITHHELD
	Class A Director – Term Expiring 2013	01 Albert F. Myers		all nominees		from all nominees

	Class A Director – Term Expiring 2014	02 Raymond W. Boushie

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of Ernst & Young LLP as auditors for the 2011 fiscal year	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MOOG
ANNUAL MEETING OF SHAREHOLDERS
January 12, 2011
9:15 am
Albright-Knox Art Gallery
1285 Elmwood Avenue
Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 12, 2011.
The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.
If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
Class A shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, JP Morgan Chase Bank, NA, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the Class A shares in direct proportion to the Class A shares with respect to which it has received timely voting instructions by Members, as provided in the RSP.
Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.
See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 10, 2011.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 10, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò	Please detach here	ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors:	01 Robert T. Brady	☐	Vote FOR	☐	Vote WITHHELD
	Class B Directors –	02 Joe C. Green		all nominees		from all nominees
	Term Expiring 2014			(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of Ernst & Young LLP as auditors for the 2011 fiscal year	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MOOG
ANNUAL MEETING OF SHAREHOLDERS
January 12, 2011
9:15 am
Albright-Knox Art Gallery
1285 Elmwood Avenue
Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS B SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 12, 2011.
The Class B shares of stock you hold in your account will be voted as you specify on the reverse side.
If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
Class B shares credited to the undersigned in the Moog Inc. Retirement Savings Plan (RSP) will be voted by the Trustee, JP Morgan Chase Bank, NA, in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the Class B shares in direct proportion to the Class B shares with respect to which it has received timely voting instructions by Members, as provided in the RSP.
Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.
See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.eproxy.com/moga Use the Internet to vote your proxy until 6:00 p.m. (ET) on January 11, 2011.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 6:00 p.m. (ET) on January 11, 2011.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò	Please detach here	ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of director:		☐	Vote FOR	☐	Vote WITHHELD
	Class A Director – Term Expiring 2013	01 Albert F. Myers		all nominees		from all nominees

	Class A Director – Term Expiring 2014	02 Raymond W. Boushie

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of Ernst & Young LLP as auditors for the 2011 fiscal year	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

MOOG
ANNUAL MEETING OF SHAREHOLDERS
January 12, 2011
9:15 am
Albright-Knox Art Gallery
1285 Elmwood Avenue
Buffalo, New York 14222

Moog Inc. c/o Wells Fargo Bank, N.A. Shareowner Services P.O. Box 64873 St. Paul, MN 55164-0873	CLASS A SHARES PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 12, 2011.
The Class A shares of stock you hold in your account will be voted as you specify on the reverse side.
If the proxy is signed and no choice is specified, the proxy will be voted “FOR” Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Richard A. Aubrecht, Robert T. Brady, and John B. Drenning, and each of them proxies with full power of substitution, to vote your Class A shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
Please mark, sign, date, and return the proxy card promptly using the enclosed envelope.
See reverse for voting instructions.